[Letterhead of Robison, Hill & Co.]            Exhibit 16
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January 11, 2001

Securities and Exchange Commission
Washington, D.C. 20549

                  And

Mr. Scott F. Murray, Chief Executive Officer
ISemployment.com
(Fka Magical Marketing, Inc.)
213-380 Pelissier St.
Windsor, Ontario, Canada N9A 6W8



Robison, Hill & Co. hereby resigns as independent auditors for ISemployment.com (Fka Magical Marketing, Inc.), effective January 3, 2001.

We have received and reviewed the Form 8-K dated  January 3, 2001,  reporting in
Item 2 the events which transpired on July 17, 2000, relating to our resignation as independent auditors and the appointment of Levitz, Zacks & Ciceric as new independent auditor for the fiscal years dated September 30, 2000.

We have reviewed Item 2 of such Form 8-K and have no disagreements with the position of the Registrant as stated therein.


                                              Respectfully submitted,



                                              /s/ Robison, Hill & Co.
                                              -----------------------------
                                              Certified Public Accountants